CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 9 to the Registration Statement for the ATC Funds, Inc. (SEC File Nos. 811-08617 and 333-47541) of all references to our firm included in or made a part of this Amendment.




     /s/

McCurdy & Associates CPA's, Inc.
May 1, 2002